Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
Dan Wilinsky	Andy Schulz
+1 303 397 2468	+1 303 397 2969
dan.wilinsky@ihs.com	andy.schulz@ihs.com

IHS Inc. Reports Second Quarter 2013 Results

ENGLEWOOD, Colo. (June 20, 2013) - IHS Inc. (NYSE: IHS), the leading global source of information and analytics, today reported results for the second quarter ended May 31, 2013.

•	Revenue of $418 million, up eight percent from the prior-year period

•	Organic revenue growth rate of three percent overall, including six percent for subscription-based business

•	Adjusted EBITDA of $130 million, or 31.1 percent of revenue

•	Adjusted earnings per diluted share (adjusted EPS) of $1.04, up seven percent from the prior-year period

•	Free cash flow of $219 million year-to-date, up 49 percent from the prior-year period

Adjusted EBITDA, adjusted EPS, and free cash flow are non-GAAP financial measures used by management to measure operating performance. These terms are defined elsewhere in this release. Please see schedules appearing later in this release for reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures.

Second Quarter and Year-to-Date 2013 Financial Performance

	Three months ended May 31,		Change		Six months ended May 31,		Change
(in thousands, except percentages and per share data)	2013	2012	$	%	2013	2012	$	%
Revenue	$418,143	$387,159	$30,984	8%	$800,668	$729,902	$70,766	10%

Net income	$42,890	$44,191	$(1,301)	(3)%	$67,561	$67,666	$(105)	—%
Adjusted EBITDA	$130,156	$120,086	$10,070	8%	$248,350	$223,719	$24,631	11%

GAAP EPS	$0.65	$0.66	$(0.01)	(2)%	$1.01	$1.02	$(0.01)	(1)%
Adjusted EPS	$1.04	$0.97	$0.07	7%	$1.90	$1.73	$0.17	10%

Cash flow from operations	$129,480	$145,191	$(15,711)	(11)%	$261,166	$178,174	$82,992	47%
Free cash flow	$106,411	$127,073	$(20,662)	(16)%	$218,730	$146,500	$72,230	49%

“We achieved our second quarter adjusted earnings per share target in spite of difficult global economic headwinds, and our margins continued to expand despite the adverse impact from recent acquisitions and certain discrete items, which has us trending lower in some of our guidance ranges,” said Scott Key, IHS president and chief executive officer. “In addition, we realized strong growth in free cash flow for the first half of 2013 for this key performance metric and driver of shareholder value creation.”

Second Quarter and Year-to-Date 2013 Revenue Performance

Second quarter 2013 revenue increased eight percent compared to the second quarter of 2012, and year-to-date 2013 revenue increased 10 percent compared to the same period of 2012. The components of revenue growth for these periods are described below by segment and in total.

	Increase in revenue
	Second quarter 2013 vs. second quarter 2012			Year-to-date 2013 vs. year-to-date 2012
(All amounts represent percentage points)	Organic	Acquisitive	Foreign Currency	Organic	Acquisitive	Foreign Currency
Americas	3%	9%	—%	3%	8%	—%
EMEA	(1)%	3%	(2)%	1%	4%	(1)%
APAC	10%	2%	(1)%	12%	4%	(1)%
Total	3%	7%	(1)%	4%	7%	—%

The subscription-based business grew six percent organically compared to the second quarter of 2012, as described in the following table.

	Three months ended May 31,		Percent change		Six months ended May 31,		Percent change
(in thousands, except percentages)	2013	2012	Total	Organic	2013	2012	Total	Organic
Subscription revenue	$313,923	$287,254	9%	6%	$621,650	$560,644	11%	7%
Non-subscription revenue	104,220	99,905	4%	(6)%	179,018	169,258	6%	(7)%
Total revenue	$418,143	$387,159	8%	3%	$800,668	$729,902	10%	4%

Second Quarter and Year-to-Date 2013 Segment Performance

On a consolidated basis, IHS continued to deliver solid profit growth amid difficult economic conditions. At a segment level, EMEA results were negatively impacted by foreign currency movements and slowing revenue growth, and APAC results were adversely impacted by the timing of certain renewals and foreign currency movements, as well as continuing investment in the region’s infrastructure to support future growth. Segment results were as follows:

•
Americas. Second quarter revenue for the Americas increased $27 million, or 12 percent, to $258 million. Second quarter adjusted EBITDA for the Americas increased $16 million, or 17 percent, to $108 million. Second quarter operating income for the Americas increased $11 million, or 16 percent, to $80 million.

Year-to-date revenue for the Americas increased $49 million, or 11 percent, to $487 million. Year-to-date adjusted EBITDA for the Americas increased $30 million, or 17 percent, to $202 million. Year-to-date operating income for the Americas increased $22 million, or 18 percent, to $142 million.

•
EMEA. Second quarter revenue for EMEA decreased $1 million, or one percent, to $113 million. Second quarter adjusted EBITDA for EMEA decreased $5 million, or 15 percent, to $27 million. Second quarter operating income for EMEA was down $4 million, or 15 percent, to $20 million.

Year-to-date revenue for EMEA increased $9 million, or four percent, to $222 million. Year-to-date adjusted EBITDA for EMEA decreased $6 million, or 10 percent, to $51 million. Year-to-date operating income for EMEA decreased $8 million, or 19 percent, to $36 million.

•
APAC. Second quarter revenue for APAC increased $4 million, or 10 percent, to $48 million. Second quarter adjusted EBITDA for APAC decreased $1 million, or eight percent, to $11 million. Second quarter operating income for APAC decreased $1 million, or 11 percent, to $10 million.

Year-to-date revenue for APAC increased $12 million, or 15 percent, to $91 million. Year-to-date adjusted EBITDA for APAC increased $1 million, or five percent, to $21 million. Year-to-date operating income for APAC increased $1 million, or three percent, to $20 million.

“Strong performance and operational execution in the Americas was offset by adverse foreign currency movements in EMEA that masked solid execution in the face of continuing economic challenges in the region,” said Key. “Foreign currency changes also negatively impacted overall performance in APAC as we continue to invest in the region to fully capture the growth potential.”

Outlook (forward-looking statement)

For the year ending November 30, 2013, IHS expects:

•	All-in revenue in a range of $1.660 billion to $1.730 billion, including an overall organic growth rate expected to be between 5-7 percent at the midpoint;

•	All-in adjusted EBITDA in a range of $540 million to $582 million; and

•	Adjusted EPS between $4.23 and $4.43 per diluted share.

The above outlook assumes no adjustment for the R.L. Polk & Co. acquisition announced on June 9, 2013. This guidance also assumes no further currency movements, acquisitions, divestitures, pension mark-to-market adjustments or unanticipated events. See discussion of non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss second quarter 2013 results on June 20, 2013, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the company’s website: www.ihs.com.

###

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of our financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as adjusted EBITDA, adjusted earnings per diluted share, and free cash flow are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest, plus provision for income taxes, depreciation and amortization. Adjusted EBITDA further excludes primarily non-cash items and other items that management does not consider to be useful in assessing our operating performance (e.g., stock-based compensation expense, acquisition-related costs, restructuring charges, income or loss from discontinued operations, pension settlement and mark-to-market adjustments, and gain or loss on sale of assets). Adjusted earnings per diluted share exclude similar items as Adjusted EBITDA. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA and adjusted earnings per diluted share metrics. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA, adjusted EBITDA, adjusted earnings per diluted share, and free cash flow are also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under our term loan and revolving credit agreement.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, excluding the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to adjusted EBITDA are either non-cash items or items that we do not consider to be useful in assessing our operating performance. In the case of the non-cash items, management believes that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by excluding depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

IHS Forward-Looking Statements:
This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan” and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties-many of which are difficult to predict and generally beyond the control of IHS-that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)
IHS (NYSE: IHS) is the leading source of information, insight and analytics in critical areas that shape today’s business landscape. Businesses and governments in more than 165 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS is committed to sustainable, profitable growth and employs 6,700 people in 31 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners.
© 2013 IHS Inc. All rights reserved.

IHS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per-share amounts)

	As of	As of
	May 31, 2013	November 30, 2012
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$267,131	$345,008
Accounts receivable, net	350,088	372,117
Income tax receivable	4,655	20,464
Deferred subscription costs	50,874	47,065
Deferred income taxes	50,164	55,084
Other	34,238	24,145
Total current assets	757,150	863,883
Non-current assets:
Property and equipment, net	187,474	163,013
Intangible assets, net	562,731	554,552
Goodwill	2,058,516	1,959,223
Other	7,070	8,540
Total non-current assets	2,815,791	2,685,328
Total assets	$3,572,941	$3,549,211
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$169,481	$170,102
Accounts payable	51,767	52,079
Accrued compensation	25,601	50,497
Accrued royalties	30,514	33,637
Other accrued expenses	69,044	55,304
Deferred revenue	599,635	515,318
Total current liabilities	946,042	876,937
Long-term debt	839,538	890,922
Accrued pension and postretirement liability	22,632	30,027
Deferred income taxes	122,712	139,235
Other liabilities	29,157	27,732
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 160,000,000 shares authorized, 67,621,367 shares issued, and 65,779,733 and 65,577,530 shares outstanding at May 31, 2013 and November 30, 2012, respectively	676	676
Additional paid-in capital	680,715	681,409
Treasury stock, at cost: 1,841,634 and 2,043,837 shares at May 31, 2013 and November 30, 2012, respectively	(145,659)	(139,821)
Retained earnings	1,156,348	1,088,787
Accumulated other comprehensive loss	(79,220)	(46,693)
Total stockholders’ equity	1,612,860	1,584,358
Total liabilities and stockholders’ equity	$3,572,941	$3,549,211

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per-share amounts)
(Unaudited)

	Three months ended May 31,		Six months ended May 31,
	2013	2012	2013	2012
Revenue:
Products	$355,927	$326,517	$697,405	$624,498
Services	62,216	60,642	103,263	105,404
Total revenue	418,143	387,159	800,668	729,902
Operating expenses:
Cost of revenue:
Products	143,632	135,532	283,917	260,354
Services	28,792	29,739	48,582	51,507
Total cost of revenue (includes stock-based compensation expense of $1,294; $1,662; $2,976 and $2,979 for the three and six months ended May 31, 2013 and 2012, respectively)	172,424	165,271	332,499	311,861
Selling, general and administrative (includes stock-based compensation expense of $29,505; $24,812; $67,585 and $57,415 for the three and six months ended May 31, 2013 and 2012, respectively)	143,609	126,845	285,838	252,021
Depreciation and amortization	32,877	28,992	65,356	55,293
Restructuring charges	3,231	3,628	8,019	11,113
Acquisition-related costs	1,665	501	3,560	1,368
Net periodic pension and postretirement expense	2,242	1,997	4,482	3,997
Other expense (income), net	511	(566)	2,930	(1,302)
Total operating expenses	356,559	326,668	702,684	634,351
Operating income	61,584	60,491	97,984	95,551
Interest income	303	247	647	419
Interest expense	(6,164)	(4,886)	(12,284)	(9,780)
Non-operating expense, net	(5,861)	(4,639)	(11,637)	(9,361)
Income from continuing operations before income taxes	55,723	55,852	86,347	86,190
Provision for income taxes	(12,840)	(11,661)	(18,793)	(18,524)
Income from continuing operations	42,883	44,191	67,554	67,666
Income from discontinued operations, net	7	—	7	—
Net income	$42,890	$44,191	$67,561	$67,666

Basic earnings per share
Income from continuing operations	$0.65	$0.67	$1.03	$1.03
Income from discontinued operations, net	$—	$—	$—	$—
Net income	$0.65	$0.67	$1.03	$1.03
Weighted average shares used in computing basic earnings per share	65,888	65,876	65,840	65,696

Diluted earnings per share
Income from continuing operations	$0.65	$0.66	$1.01	$1.02
Income from discontinued operations, net	$—	$—	$—	$—
Net income	$0.65	$0.66	$1.01	$1.02
Weighted average shares used in computing diluted earnings per share	66,421	66,544	66,584	66,625

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended May 31,
	2013	2012
Operating activities:
Net income	$67,561	$67,666
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	65,356	55,293
Stock-based compensation expense	70,561	60,394
Impairment of assets	1,629	—
Excess tax benefit from stock-based compensation	(11,802)	(10,301)
Net periodic pension and postretirement expense	4,482	3,997
Pension and postretirement contributions	(11,876)	(65,704)
Deferred income taxes	(26,462)	(7,166)
Change in assets and liabilities:
Accounts receivable, net	37,053	44,078
Other current assets	(15,803)	(15,897)
Accounts payable	(10,430)	5,602
Accrued expenses	(11,585)	(28,916)
Income tax payable	27,561	12,739
Deferred revenue	75,998	55,948
Other liabilities	(1,077)	441
Net cash provided by operating activities	261,166	178,174
Investing activities:
Capital expenditures on property and equipment	(42,436)	(31,674)
Acquisitions of businesses, net of cash acquired	(155,505)	(119,395)
Intangible assets acquired	—	(3,700)
Change in other assets	(2,317)	(1,851)
Settlements of forward contracts	128	(1,522)
Net cash used in investing activities	(200,130)	(158,142)
Financing activities:
Proceeds from borrowings	45,000	85,000
Repayment of borrowings	(97,001)	(45,069)
Excess tax benefit from stock-based compensation	11,802	10,301
Proceeds from the exercise of employee stock options	285	76
Repurchases of common stock	(83,365)	(29,314)
Net cash provided by (used in) financing activities	(123,279)	20,994
Foreign exchange impact on cash balance	(15,634)	(7,496)
Net increase (decrease) in cash and cash equivalents	(77,877)	33,530
Cash and cash equivalents at the beginning of the period	345,008	234,685
Cash and cash equivalents at the end of the period	$267,131	$268,215

IHS INC.
SUPPLEMENTAL REVENUE DISCLOSURE
(In thousands)
(Unaudited)

	Three months ended May 31,		Percent change		Six months ended May 31,		Percent change
	2013	2012	Total	Organic	2013	2012	Total	Organic
Revenue by segment:
Americas revenue	$257,625	$230,468	12%	3%	$486,791	$437,388	11%	3%
EMEA revenue	112,944	113,524	(1)%	(1)%	222,415	212,933	4%	1%
APAC revenue	47,574	43,167	10%	10%	91,462	79,581	15%	12%
Total revenue	$418,143	$387,159	8%	3%	$800,668	$729,902	10%	4%

Revenue by transaction type:
Subscription revenue	$313,923	$287,254	9%	6%	$621,650	$560,644	11%	7%
Non-subscription revenue	104,220	99,905	4%	(6)%	179,018	169,258	6%	(7)%
Total revenue	$418,143	$387,159	8%	3%	$800,668	$729,902	10%	4%

Revenue by information domain:
Energy revenue	$203,321	$181,832			$378,792	$340,886
Product Lifecycle (PLC) revenue	141,369	124,091			274,083	234,820
Security revenue	27,601	30,023			55,620	57,244
Environment revenue	23,787	25,001			49,068	47,140
Macroeconomic Forecasting and Intersection revenue	22,065	26,212			43,105	49,812
Total revenue	$418,143	$387,159			$800,668	$729,902

IHS INC.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands, except for per-share amounts)
(Unaudited)

	Three months ended May 31,		Six months ended May 31,
	2013	2012	2013	2012
Net income	$42,890	$44,191	$67,561	$67,666
Interest income	(303)	(247)	(647)	(419)
Interest expense	6,164	4,886	12,284	9,780
Provision for income taxes	12,840	11,661	18,793	18,524
Depreciation	10,851	7,987	20,731	16,119
Amortization	22,026	21,005	44,625	39,174
EBITDA	$94,468	$89,483	$163,347	$150,844
Stock-based compensation expense	30,799	26,474	70,561	60,394
Restructuring charges	3,231	3,628	8,019	11,113
Acquisition-related costs	1,665	501	3,560	1,368
Impairment of assets	—	—	1,629	—
Loss on sale of assets	—	—	1,241	—
Income from discontinued operations, net	(7)	—	(7)	—
Adjusted EBITDA	$130,156	$120,086	$248,350	$223,719

	Three months ended May 31,		Six months ended May 31,
	2013	2012	2013	2012
Earnings per diluted share	$0.65	$0.66	$1.01	$1.02
Stock-based compensation expense	0.34	0.26	0.73	0.59
Restructuring charges	0.03	0.04	0.08	0.11
Acquisition-related costs	0.02	0.01	0.04	0.02
Impairment of assets	—	—	0.02	—
Loss on sale of assets	—	—	0.01	—
Adjusted earnings per diluted share	$1.04	$0.97	$1.90	$1.73
Note: Amounts may not sum due to rounding

	Three months ended May 31,		Six months ended May 31,
	2013	2012	2013	2012
Net cash provided by operating activities	$129,480	$145,191	$261,166	$178,174
Capital expenditures on property and equipment	(23,069)	(18,118)	(42,436)	(31,674)
Free cash flow	$106,411	$127,073	$218,730	$146,500

IHS INC.
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands)
(Unaudited)

	Three months ended May 31, 2013
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$79,515	$20,485	$10,248	$(48,664)	$61,584
Adjustments:
Stock-based compensation expense	—	—	—	30,799	30,799
Depreciation and amortization	25,181	5,474	476	1,746	32,877
Restructuring charges	2,165	990	76	—	3,231
Acquisition-related costs	1,503	162	—	—	1,665
Adjusted EBITDA	$108,364	$27,111	$10,800	$(16,119)	$130,156

	Three months ended May 31, 2012
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$68,681	$24,066	$11,493	$(43,749)	$60,491
Adjustments:
Stock-based compensation expense	—	—	—	26,474	26,474
Depreciation and amortization	21,221	6,347	270	1,154	28,992
Restructuring charges	2,378	1,250	—	—	3,628
Acquisition-related costs	385	116	—	—	501
Adjusted EBITDA	$92,665	$31,779	$11,763	$(16,121)	$120,086

	Six months ended May 31, 2013
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$141,648	$36,471	$19,997	$(100,132)	$97,984
Adjustments:
Stock-based compensation expense	—	—	—	70,561	70,561
Depreciation and amortization	49,465	11,391	937	3,563	65,356
Restructuring charges	6,061	1,937	21	—	8,019
Acquisition-related costs	3,398	162	—	—	3,560
Impairment of assets	1,629	—	—	—	1,629
Loss on sale of assets	—	1,241	—	—	1,241
Adjusted EBITDA	$202,201	$51,202	$20,955	$(26,008)	$248,350

	Six months ended May 31, 2012
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$119,985	$44,963	$19,488	$(88,885)	$95,551
Adjustments:
Stock-based compensation expense	—	—	—	60,394	60,394
Depreciation and amortization	41,758	10,181	321	3,033	55,293
Restructuring charges	9,377	1,505	231	—	11,113
Acquisition-related costs	1,252	116	—	—	1,368
Adjusted EBITDA	$172,372	$56,765	$20,040	$(25,458)	$223,719

IHS INC.
SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

	Three months ended May 31, 2013		Three months ended May 31, 2012
	Pre-tax	After tax	Pre-tax	After tax
Stock-based compensation expense	$30,799	$22,591	$26,474	$17,202
Restructuring charges	$3,231	$2,215	$3,628	$2,448
Acquisition-related costs	$1,665	$1,358	$501	$501
Income from discontinued operations, net	$(11)	$(7)	$—	$—

	Six months ended May 31, 2013		Six months ended May 31, 2012
	Pre-tax	After tax	Pre-tax	After tax
Stock-based compensation expense	$70,561	$48,635	$60,394	$39,040
Restructuring charges	$8,019	$5,364	$11,113	$7,256
Acquisition-related costs	$3,560	$2,886	$1,368	$1,368
Impairment of assets	$1,629	$1,010	$—	$—
Loss on sale of assets	$1,241	$827	$—	$—
Income from discontinued operations, net	$(11)	$(7)	$—	$—